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Exhibit 99.2

DIRECTOR CONSENT

        In accordance with Commission Rule 438 pursuant to the Securities Act of 1933, as amended, I hereby consent to the use of my name as a proposed director of PremierWest Bancorp as set forth in this Registration Statement on Form S-4.

/s/ JOHN B. DICKERSON John B. Dickerson

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  Exhibit 99.2